Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to the Registration Statement on Form S-1 of our report dated June 3, 2026, relating to the financial statements of Texas Precious Metals Trust (the “Trust”), including Y’all Street Physical Gold ETF and Y’all Street Physical Silver ETF, each a Series of the Trust, as of May 7, 2026, and to the reference to our firm under the headings “The Custodian” and “Experts” in the Pre-Effective Amendment to the Registration Statement.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

July 8, 2026